Filed pursuant to Rule 424(b)(5)

Registration No. 333-237592

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 16, 2020)

Hancock Jaffe Laboratories, Inc.

9,532,709 Shares of Common Stock

We are offering 9,532,709 shares of our common stock, par value $0.00001 per share, or Common Stock, pursuant to this prospectus supplement and accompanying prospectus at a price per share equal to $0.41. In a concurrent private placement, we are also selling to the purchasers of shares of our Common Stock in this offering warrants to purchase an aggregate of 9,532,709 shares of our Common Stock, or the Purchase Warrants, at a price per Purchase Warrant equal to $0.125. The Purchase Warrants issued in the private placement and the shares of our Common Stock issuable upon the exercise of the Purchase Warrants are not being registered under the Securities Act of 1933, as amended, or the Securities Act, at this time, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Our Common Stock is traded on The Nasdaq Capital Market under the symbol “HJLI.” On October 6, 2020, the last reported sale price of our Common Stock as reported on the Nasdaq Capital Market was $0.41 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $22,664,125 based on 40,227,734 shares of outstanding Common Stock, of which approximately 28,860 shares were held by affiliates, and a price of $0.5638 per share, which was the last reported sale price of our Common Stock on The Nasdaq Capital Market on September 11, 2020. As of the date of this prospectus supplement, we offered and sold $1,731,184 of our securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of material risks of investing in our securities under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement and the documents incorporated by reference herein and page 8 of the accompanying prospectus.

We have engaged Ladenburg Thalmann & Co. Inc. to act as our sole placement agent in connection with this offering. The placement agent has agreed to use their reasonable best efforts to place the securities offered by this prospectus supplement. We have agreed to pay the placement agent the fees set forth in the table below.

	Per Share	Total
Offering price(1)	$0.41	$3,918,410.69
Placement agent’s fees(2)	$0.0328	$312,672.86
Proceeds, before expenses, to us	$0.3772	$3,595,737.83

(1)	As described elsewhere in this prospectus supplement, we also are selling Purchase Warrants to the purchasers in the offering at a price per Purchase Warrant equal to $0.125, for additional proceeds from the sale of the Purchase Warrants, after placement agent’s fees but before expenses, to us of approximately $1,096,261.
(2)	In addition, the placement agent will receive fees for its sale of the Purchase Warrants. We have also agreed to pay the placement agent a management fee of 1.5% of gross proceeds of the offerings, to reimburse the placement agent for certain offering-related expenses and to issue to the placement agent a warrant to purchase shares of Common Stock in connection with the offerings. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of Common Stock is expected to be made on or about October 9, 2020, subject to customary closing conditions.

Ladenburg Thalmann

The date of this prospectus supplement is October 7, 2020.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized, and the placement agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Common Stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus, respectively.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Common Stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of Hancock Jaffe Laboratories, Inc.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information with Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” the “Company,” “HJLI” or similar terminology means Hancock Jaffe Laboratories, Inc.

Overview

Hancock Jaffe Laboratories, Inc. is a medical device company developing tissue based solutions that are designed to be life sustaining or life enhancing for patients with cardiovascular disease, and peripheral arterial and venous disease. The Company’s products are being developed to address large unmet medical needs by either offering treatments where none currently exist or by substantially increasing the current standards of care. Our two lead products are: the VenoValve®, a porcine based device to be surgically implanted in the deep venous system of the leg to treat a debilitating condition called chronic venous insufficiency (“CVI”); and the CoreoGraft®, a bovine based conduit to be used to revascularize the heart during coronary artery bypass graft (“CABG”) surgeries. Both of our current products are being developed for approval by the U.S. Food and Drug Administration (“FDA”). We currently receive tissue for our products from one domestic supplier and one international supplier. Our current business model is to license, sell, or enter into strategic alliances with large medical device companies with respect to our products, either prior to or after FDA approval. Our current senior management team has been affiliated with more than 50 products that have received FDA approval or CE marking. We currently lease a 14,507 sq. ft. manufacturing facility in Irvine, California, where we manufacture products for our clinical trials and which has previously been FDA certified for commercial manufacturing of product.

Each of our products will be required to successfully complete significant clinical trials to demonstrate the safety and efficacy of the product before it will be able to be approved by the FDA.

VenoValve

Background

Chronic venous disease (“CVD”) is the world’s most prevalent chronic disease. CVD is generally classified using a standardized system known as CEAP (clinical, etiological, anatomical, and pathophysiological). The CEAP system consists of seven clinical classifications (C0 to C6) with C5 to C6 being the most severe cases of CVD.

Chronic Venous Insufficiency (“CVI”) is a subset of CVD and is generally used to describe patients with C4 to C6 CVD. CVI is a condition that affects the venous system of the leg causing pain, swelling, edema, skin changes, and ulcerations. In order for blood to return to the heart from the foot, ankle, and lower leg, the calf muscle pushes the blood up the veins of the leg and through a series of one-way valves. Each valve is supposed to open as blood passes through, and then close as blood moves up the leg to the next valve. CVI occurs when the one-way valves in the veins of the leg fail and become incompetent. When the valves fail, blood flows backwards and in the wrong direction (reflux). As blood pools in the lower leg, pressure inside the veins increases (venous hypertension). Reflux, and the resulting venous hypertension, cause the leg to swell, resulting in debilitating pain, and in the most severe cases, venous ulcers. The VenoValve is being developed to treat CVI in the deep venous system with a focus on severe patients with C5 to C6 CVI.

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Estimates indicate that approximately 2.4 million people in the U.S. have C5 to C6 CVI in the deep venous system, including patients that develop venous leg ulcers (C6 patients). Over one million new severe cases of CVI occur each year in the U.S., mostly from patients who have experienced a deep vein thrombosis (blood clot). The average patient seeking treatment of a venous ulcer spends as much as $30,000 a year on wound care, and the total direct medical costs from venous ulcer sufferers in the U.S. has been estimated to exceed $38 billion a year. Aside from the direct medical costs, severe CVI sufferers experience a significantly reduced quality of life. Daily activities such as preparing meals, housework, and personal hygiene (washing and bathing) become difficult due to reduced mobility. For many severe CVI sufferers, intense pain, which frequently occurs at night, prevents patients from getting adequate sleep. Severe CVI sufferers are known to miss approximately 40% more work days than the average worker. A high percentage of venous ulcer patients also experience severe itching, leg swelling, and an odorous discharge. Wound dressing changes, which occur several times a week, can be extremely painful. Venous ulcers from deep venous CVI are very difficult to heal, and a significant percentage of venous ulcers remain unhealed for more than a year. Even if healed, recurrence rates for venous ulcers are known to be high (20% to 40%) within the first year.

The Opportunity

The VenoValve is a porcine based valve developed at HJLI to be implanted in the deep venous system of the leg to treat severe CVI. By reducing reflux, and lowering venous hypertension, the VenoValve has the potential to reduce or eliminate the symptoms of deep venous, severe CVI, including venous leg ulcers. The current version of the VenoValve is designed to be surgically implanted into the patient via a 5 to 6 inch incision in the upper thigh.

There are presently no FDA approved medical devices to address valvular incompetence, or effective treatments for deep venous CVI. Current treatment options include compression garments, or constant leg elevation. These treatments are generally ineffective, as they attempt to alleviate the symptoms of CVI without addressing the underlying causes of the disease. In addition, we believe that compliance with compression garments and leg elevation is extremely low, especially among the elderly. Valve transplants from other parts of the body have been attempted, but with very-poor results. Many attempts to create substitute valves have also failed, usually resulting in early thromboses. The premise behind the VenoValve is that by reducing the underlying causes of CVI, reflux and venous hypertension, the debilitating symptoms of CVI will decrease, resulting in improvement in the quality of the lives of CVI sufferers.

There are approximately 2.4 million people in the U.S. that suffer from deep venous CVI due to valvular incompetence.

VenoValve Clinical Status

After consultation with the FDA, as a precursor to the U.S. pivotal trial, we are conducting a small first-in-man study for the VenoValve in Colombia. The first phase of the first-in-man Colombian trial included 11 patients. In addition to providing safety and efficacy data, the purpose of the first-in-man study is to provide proof of concept, and to provide valuable feedback to make any necessary product modifications or adjustments to our surgical implantation procedures for the VenoValve prior to conducting the U.S. pivotal trial. In December of 2018, we received regulatory approval from Instituto Nacional de Vigilancia de Medicamentos y Alimentos (“INVIMA”), the Colombian equivalent of the FDA. On February 19, 2019, we announced that the first VenoValve was successfully implanted in a patient in Colombia. Between April of 2019 and December of 2019, we successfully implanted VenoValves in 10 additional patients, completing the implantations for the first phase of the Colombian first-in-man study. Overall, VenoValves have been implanted in 11 patients. Endpoints for the VenoValve first-in-man study include reflux, measured by doppler, a VCSS score used by the clinician to measure disease severity, and a VAS score used by the patient to measure pain.

Eight of 11 patients have now completed the one-year first-in-man trial. For those eight patients, reflux has improved an average of 46%, Venous Clinical Severity Scores (“VCSSs”) have improved an average of 55%, and VAS scores, which are used by patients to measure pain, have improved an average of 67%, all when compared to pre-surgery levels. VCSS scores are commonly used to objectively assess outcomes in the treatment of venous disease, and include ten characteristics including pain, inflammation, skin changes such as pigmentation and induration, the number of active ulcers, and ulcer duration. The improvements in VCSS scores is significant and indicates that VenoValve patients who had severe CVI pre-surgery, now have mild CVI or the complete absence of disease at one-year post surgery.

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VenoValve safety incidences have been minor and include one (1) fluid pocket (which was aspirated), intolerance from Coumadin anticoagulation therapy, three (3) minor wound infections (treated with antibiotics), and one occlusion due to patient non-compliance with anti-coagulation therapy.

Next steps for the VenoValve include the continued monitoring of the three remaining VenoValve patients, a Pre-IDE meeting with the FDA, the completion of a series of functional tests mandated by the FDA which are necessary for the filing of an IDE application, and the filing of an IDE application for the U.S. pivotal trial which we expect to file in Q1 of 2021.

CoreoGraft

Background

Heart disease is the leading cause of death among men and women in the U.S. accounting for about 1 in every 4 deaths. Coronary heart disease is the most common type of heart disease, killing over 370,000 people each year. Coronary heart disease occurs when arteries around the heart become blocked or occluded, in most cases by plaque. Although balloon angioplasty with or without cardiac stents have become the norm if one or two arteries are blocked, coronary artery bypass surgery remains the treatment of choice for patients with multiple blocked arteries on both sides of the heart. Approximately 200,000 coronary artery bypass graft (“CABG”) surgeries take place each year in the U.S. and are the most commonly performed cardiac procedure. CABG surgeries alone account for 55% of all cardiac surgeries, and CABG surgeries when combined with valve replacement surgeries account for approximately 62% of all cardiac surgeries. The next largest category accounts for 10% of cardiac surgeries. The number of CABG surgeries are expected to increase as the population continues to age. On average, three grafts are used for each CABG surgery.

Although CABG surgeries are invasive, improved surgical techniques over the years have lowered the fatality rate from CABG surgeries to between 1% and 3% prior to discharge from the hospital. Arteries around heart are accessed via an incision along the sternum known as a sternotomy. Once the incision is made, the sternum (chest) is divided (“cracked”) to access the heart and its surrounding arteries.

CABG surgery is relatively safe and effective. In most instances, doctors prefer to use the left internal mammary artery (“LIMA”), an artery running inside the ribcage and close to the sternum, to re-vascularize the left side of the heart. Use of the LIMA to revascularize the left descending coronary artery (known as the “widow maker”) has become the gold standard for revascularizing the left side of the heart during CABG surgeries. For the right side of the heart, and where additional grafts are needed on the left side, the current standard of care is to harvest the saphenous vein from the patient’s leg to be dissected into pieces and used as bypass grafts around the heart. Unfortunately, saphenous vein grafts (“SVGs”) are not nearly as effective as the LIMA for revascularizing the heart. In fact, SVGs continue to be the weak link for CABG surgeries.

The saphenous vein harvest procedure is itself invasive. Either a long incision is made along the inner leg of the patient to harvest the vein, or the saphenous vein is extracted endoscopically. Regardless of the type of harvest procedure, bypass graft harvest remains an invasive and complication prone aspect of the CABG procedure. Present standard-of-care complications are described in recent published reports in major medical journals. The percentage of complications from the harvest procedure can be as high as 24%. This is mainly due to non-healing of the saphenous wound or development of infection in the area of the saphenous vein harvest site.

While the LIMA is known for excellent short term and long term patency rates, studies indicate that between 10% and 40% percent of SVGs that are used as conduits for CABG surgeries fail within the first year after the CABG surgery. A significant percentage fail within the first 30 days. At 10 years, the SVGs failure rate can be as high as 75%. When a graft fails, it becomes blocked or occluded, depriving the heart of blood flow. Mortality during the first year after bypass graft failure is very high, between 5% and 9%. For purposes of comparison, a 3% threshold is considered to be a high cardiac risk. In fact, a relatively recent study in Denmark has reported that mortality rates at 8 to 10 years after CABG surgery are as high as 60% to 80%. While a life expectancy of 8 to 10 years following CABG surgery may have been acceptable in the past, expectations have changed and with people now generally living longer, additional focus is now being placed on extending life expectancies following CABG surgeries.

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Researchers have determined that there are two main causes of SVGs failure: size mismatch, and a thickening of the interior of the SVGs that begins immediately following the harvest procedure. Size mismatch occurs because the diameter of SVGs is often significantly larger than the diameter of the coronary arteries around the heart. This size mismatch causes flow disturbances, leading to graft thromboses and graft failure. The thickening of the cell walls of SVGs occur when a layer of endothelial cells on the inner surface of the SVGs are disturbed beginning at the harvesting procedure, starting a chain reaction which causes the cells to thicken and the inside of the graft to narrow, resulting in blood clots and graft failure.

The Opportunity

The CoreoGraft is a bovine based off the shelf conduit that could potentially be used to revascularize the heart, instead of harvesting the saphenous vein from the patient’s leg. In addition to avoiding the invasive and painful SVG harvest process, HJLI’s CoreoGraft closely matches the size of the coronary arteries, eliminating graft failures that occur due to size mismatch. In addition, with no graft harvest needed, the CoreoGraft could also reduce or eliminate the inner thickening that burdens and leads to failure of the SVGs.

In addition to providing a potential alternative to SVGs, the CoreoGraft could be used when making grafts from the patients’ own arteries and veins is not an option. For example, patients with significant arterial and vascular disease often do not have suitable vessels to be used as grafts. For other patients, such as women who have undergone radiation treatment for breast cancer and have a higher incidence of heart disease, using the LIMA may not be an option if it was damaged by the radiation. Another example are patients undergoing a second CABG surgery. Due in large part to early SVG failures, patients may need a second CABG surgery. If the SVG was used for the first CABG surgery, the patient may have insufficient veins to harvest. While the CoreoGraft may start out as a product for patients with no other options, if the CoreoGraft establishes good short term and long term patency rates, it could become the graft of choice for all CABG patients in addition to the LIMA.

Clinical Status

In January of 2020, we announced the results of a six month, nine sheep, animal feasibility study for the CoreoGraft. Bypasses were accomplished by attaching the CoreoGrafts from the ascending aorta to the left anterior descending artery, and surgeries were preformed both on-pump and off-pump. Partners for the feasibility study included the Texas Heart Institute, and American Preclinical Services.

Test subjects were evaluated via angiograms and flow monitors during the study, and a full pathology examination of the CoreoGrafts and the surrounding tissue was performed post necropsy.

The results from the feasibility study demonstrated that the CoreoGrafts remained patent (open) and fully functional at 30, 90, and 180 day intervals after implantation. In addition, pathology examinations of the grafts and surrounding tissue at the conclusion of the study showed no signs of thrombosis, infection, aneurysmal degeneration, changes in the lumen, or other problems that are known to plague and lead to failure of SVGs.

In addition to exceptional patency, pathology examinations indicated full endothelialization for grafts implanted for 180 days both throughout the CoreoGrafts and into the left anterior descending arteries. Endothelium is a layer of cells that naturally exist throughout healthy veins and arteries and that that act as a barrier between blood and the surrounding tissue, which helps promote the smooth passage of blood. Endothelium are known to produce a variety anti-clotting and other positive characteristics that are essential to healthy veins and arteries. The presence of full endothelialization within the longer term CoreoGrafts indicates that the graft is being accepted and assimilated in a manner similar to natural healthy veins and arteries that exist throughout the vascular system and is an indication of long-term biocompatibility.

In May of 2020, we announced that we had received approval from the Superintendent of Health of the National Health Counsel for the Republic of Paraguay to conduct a first-in-human trial for the CoreoGraft. Up to 5 patients that need coronary artery bypass graft surgery will receive CoreoGraft implants as part of the first-in-human study. In July of 2020, we announced that that we had received permission to proceed with the first-in-human study, which had been put on hold due to the COVID-19 pandemic, and in August of 2020 we announced that the first two patients had been enrolled for the first-in-human CoreoGraft trial. We are currently making arrangements to export CoreoGrafts to Paraguay to be used for the first-in-human trial.

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Our Competitive Strengths

We believe we will offer the cardiovascular device market a compelling value proposition with the launch of our two products, if approved, for the following reasons:

●	We have extensive experience of proprietary processing and manufacturing methodology specifically applicable to the design, processing, manufacturing and sterilization of our biologic tissue devices.
●	We operate a 14,507 square foot manufacturing facility in Irvine, California. Our facility is designed expressly for the manufacture of Class III tissue based implantable medical devices and is equipped for research and development, prototype fabrication, current good manufacturing practices, or cGMP, and manufacturing and shipping for Class III medical devices, including biologic cardiovascular devices.
●	We have attracted senior executives who are experienced in research and development and who have worked on over 50 medical devices that have received FDA approval or CE marking. We also have the advantage of an experienced board of directors and scientific advisory board who will provide guidance as we move towards market launch.

Recent Developments

On May 22, 2020, we executed a non-binding letter of intent to merge the Company with Catheter Precision, Inc., (“Catheter Precision”) a private medical device company focused on cardiovascular diseases, including heart arrythmias. Catheter Precision has developed a software imaging system called VIVO™, which has been cleared by the FDA, and CE marked, and that produces a 3-D virtual image of the heart on a computer monitor for the purpose of accurately identifying and targeting the anatomical location of ventricular arrhythmias for catheter ablation therapy. We are currently completing our due diligence review of Catheter Precision and are continuing negotiating the terms of a definitive merger agreement, including the amount of merger consideration (though it has been agreed that the consideration payable by us will not include a cash component). Accordingly, we cannot provide any assurance that we will effect a merger transaction with Catheter Precision or, if we are able to consummate such a transaction, that the terms of any such merger transaction will be favorable to and approved by our stockholders. See “Risk Factors” beginning on page S-9 of this prospectus supplement, including the risk factors incorporated by reference herein, for further discussion surrounding the non-binding letter of intent and the transactions contemplated thereby.

Principal Offices

Our principal executive offices are located at 70 Doppler, Irvine, California 92618 and the telephone number is (949) 261-2900. Information about us is available on our website http://www.hancockjaffe.com. The information contained on our website or that can be accessed through our website does not constitute part of this prospectus supplement and is not incorporated in any manner into this prospectus supplement.

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THE OFFERING

Common Stock offered by us in this offering	9,532,709 shares

Offering price per share	$0.41

Common Stock outstanding immediately before this offering	40,242,734 shares

Common Stock outstanding immediately after this offering	49,775,443 shares

Use of proceeds

The net proceeds from our sale of Common Stock in this offering will be approximately $3.4 million, after deducting placement agent fees and other estimated offering expenses payable by us and excluding the proceeds from the sale of the Purchase Warrants and from the exercise of the Purchase Warrants or placement agent warrants, if any. We estimate that our net proceeds from this offering and the private placement of the Purchase Warrants, in the aggregate, will be $4.5 million after deducting placement agent fees and other estimated offering expenses payable by us and excluding the proceeds from the exercise of the Purchase Warrants or placement agent warrants, if any.

We currently expect to use the net proceeds for the continued development of our two lead products, VenoValve and the CoreoGraft, and for general corporate purposes, including working capital. In the event that the merger with Catheter Precision is consummated, it is possible that a portion of the proceeds may be utilized to fund the operations of Catheter Precision once the transaction is approved by our shareholders and post closing. We currently do not have any binding agreement in place that would require us or Catheter Precision to engage in a merger (and in no event do we expect to use the proceeds as consideration for the merger with Catheter Precision). See “Use of Proceeds.”

Concurrent Private Placement	In a concurrent private placement, we are also selling to the purchasers of shares of our Common Stock in this offering Purchase Warrants to purchase an aggregate of 9,532,709 shares of our Common Stock, at a purchase price of $0.125 per Purchase Warrant. The Purchase Warrants issued in the private placement and the shares of our Common Stock issuable upon the exercise of the Purchase Warrants are not being registered under the Securities Act at this time, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Risk factors	You should carefully read and consider the information beginning on page S-9 of this prospectus supplement and page 8 of the accompanying prospectus set forth under the headings “Risk Factors” and all other information set forth in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference before deciding to invest in our securities.

Nasdaq Capital Market symbol for Common Stock	“HJLI.”

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The number of shares of our Common Stock to be outstanding after this offering is based on 40,242,734 shares of our Common Stock outstanding as of the date hereof, and excludes as of such date:

●	9,532,709 shares of Common Stock that may be issued upon exercise of the Purchase Warrants at an exercise price of $0.41;

●	571,962 shares of Common Stock that may be issued upon exercise of the placement agent’s warrants at an exercise price of $0.5125;

●	5,315,540 shares of our Common Stock issuable upon the exercise of outstanding options with a weighted average exercise price of $2.20 per share;

●	33,857,068 shares of our Common Stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $0.97; and

●	6,078,125 shares of Common Stock issuable upon conversion of 4,205,406 shares of our Series C Convertible Preferred Stock.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise of outstanding stock options, no settlement of outstanding restricted stock units, no exercise of outstanding warrants (including the Purchase Warrants and placement agent’s warrants) and no conversion of the Series C Convertible Preferred Stock.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated herein and therein by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds we receive in this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether our management is using the net proceeds appropriately. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, including the possibility that the proceeds are used to support any products or product candidates acquired in any transaction with Catheter Precision, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our Common Stock to decline. Pending their use, we may invest our net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase.

Since the price per share of our Common Stock being offered is substantially higher than the net tangible book value per share of our Common Stock, you will suffer immediate and substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. Based on an offering price of $0.41 per share, if you purchase shares of Common Stock in this offering, you will suffer immediate and substantial dilution of $0.22 per share with respect to the net tangible book value of the Common Stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase Common Stock in this offering.

Certain Risks Related to our Common Stock

Future sales or issuances of substantial amounts of our Common Stock, including, potentially, as a result of the merger transaction with Catheter Precision, could result in significant dilution.

As disclosed elsewhere in this prospectus supplement, we are contemplating a potential merger transaction with Catheter Precision. In the event that the proposed merger transaction with Catheter Precision is completed, we would expect to issue a significant number of shares of our Common Stock to the stockholders of Catheter Precision. Additionally, we may elect to raise additional capital due to market conditions or strategic considerations as a result of the merger. If additional shares are issued in connection with the proposed merger transaction or additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to investors purchasing our Common Stock in this offering.

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We have issued a significant number of options, warrants and shares of convertible preferred stock and may continue to do so in the future. The vesting and, if applicable, exercise of these securities and the sale of the shares of Common Stock issuable thereunder may dilute your percentage ownership interest and may also result in downward pressure on the price of our Common Stock.

As of the date of this prospectus supplement, we have issued and outstanding options to purchase 5,315,540 shares of our Common Stock with a weighted average exercise price of $2.20, 250,000 restricted stock awards subject to vesting, 195,160 restricted stock units subject to vesting, warrants to purchase 33,857,068 shares of our Common Stock with a weighted average exercise price of $0.97 (excluding the Purchase Warrants and placement agent’s warrants issued in connection with the offerings) and 4,205,406 shares of Series C Preferred Stock convertible into 6,078,125 shares of Common Stock. Further, while we do not currently have any shares available for issuance under our Amended and Restated 2016 Omnibus Incentive Plan, the number of shares available under the plan will be increased on April 26th (and each April 26th thereafter) by an amount equal to 3% of the total issued and outstanding shares of our Common Stock as of such anniversary (or such lesser number of shares as may be approved by our Board of Directors). Because the market for our Common Stock may be thinly traded, the sales and/or the perception that those sales may occur, could adversely affect the market price of our Common Stock. Furthermore, the mere existence of a significant number of shares of Common Stock issuable upon vesting and, if applicable, exercise of these securities may be perceived by the market as having a potential dilutive effect, which could lead to a decrease in the price of our Common Stock.

Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of our Common Stock.

We are not currently in compliance with the continued listing requirements of Nasdaq. Specifically, on October 14, 2019, we received notice from Nasdaq indicating that, because the closing bid price for the Company’s Common Stock had fallen below $1.00 per share for 30 consecutive business days, the Company no longer complied with the minimum bid price requirement for continued listing on the Nasdaq Capital Market under Rule 5550(a)(2) of Nasdaq Listing Rules. We have received an extension from Nasdaq until December 28, 2020 to regain compliance with the minimum bid price requirement and have received approval from our stockholders to effect a reverse stock split at a ratio of between one-for-five and one-for-twenty five, but there is no guarantee that we will be able to regain compliance with the minimum bid price requirement. Further, even if we do regain compliance, there is no guarantee that we will be able to continue to meet the continued listing requirements of Nasdaq. In the event we are unable to do so, our securities may be delisted from The Nasdaq Stock Market. Such a delisting would likely have a negative effect on the price of our Common Stock and would impair your ability to sell or purchase our Common Stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with Nasdaq Marketplace Rules, but our Common Stock may not be listed again, stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with the Nasdaq Marketplace Rules.

Certain Risks Related to our Business and Strategy

The COVID-19 pandemic has significantly negatively impacted our business.

The COVID-19 pandemic has disrupted the global economy and has negatively impacted large populations including people and businesses that may be directly or indirectly involved with the operation of our Company and the manufacturing, development, and testing of our product candidates. The full scope and economic impact of COVID-19 is still unknown and there are many risks from COVID-19 that could generally and negatively impact economies and healthcare providers in the countries where we do business, the medical device industry as a whole, and development stage, pre-revenue companies such as HJLI. At this time, we have identified the following COVID-19 related risks that we believe have a greater likelihood of negatively impacting our company specific, including, but not limited to:

●	Federal, State and local shelter-in-place directives which limit our employees from accessing our facility to manufacture, develop and test our product candidates.
●	Travel restrictions and quarantine requirements which prevent us from initiating and continuing animal studies and patient trial both inside and outside of the United States.
●	The burden on hospitals and medical personnel resulting in the cancellation of non-essential medical procedures such as surgical procedures needed to implant our product candidates for pre-clinical and clinical trials.
●	Delays in the procurement of certain supplies and equipment that are needed to develop and test our product candidates.

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●	Erosion of the capital markets which make it more difficult to obtain the financing that we need to fund and continue our operations.
●	Potential back-log at regulatory agencies such as the FDA which may result in delays in obtaining regulatory approvals.
●	Travel restrictions which prevent patients from participating and continuing the participation in clinical trials.

While we have entered into a non-binding letter of intent with Catheter Precision and have entered into exclusive negotiations for a merger therewith, we cannot assure you that the transactions contemplated by our non-binding letter of intent will be consummated or, that if such transactions are consummated, they will be accretive to stockholder value.

On June 1, 2020, we entered into a non-binding letter of intent with Catheter Precision pursuant to which we agreed to explore a merger transaction with Catheter Precision. However, the non-binding letter of intent did not include material terms to any potential transaction with Catheter Precision and there is no guarantee that we will agree to terms or definitive documentation with Catheter Precision in order to effect the proposed merger transaction. Further, even if we are able to agree to terms with Catheter Precision for a merger transaction, there is no guarantee that the terms will be favorable to and approved by our stockholders, that the transaction will be completed in the time frame or in the manner currently anticipated, or that we will recognize the anticipated benefits of the transaction.

We may engage in future acquisitions or strategic transactions, including the transaction with Catheter Precision, which may require us to seek additional financing or financial commitments, increase our expenses and/or present significant distractions to our management.

As described herein, we have recently entered into a non-binding letter of intent to merge the Company with Catheter Precision which enables us to conduct due diligence and negotiate the terms of a definitive merger agreement. In the event we engage in an acquisition or strategic transaction, we may need to acquire additional financing (particularly, if the acquired entity is not cash flow positive or does not have significant cash on hand). Obtaining financing through the issuance or sale of additional equity and/or debt securities, if possible, may not be at favorable terms and may result in additional dilution to our current stockholders. Additionally, any such transaction may require us to incur non-recurring or other charges, may increase our near and long-term expenditures and may pose significant integration challenges or disrupt our management or business, which could adversely affect our operations and financial results. For example, an acquisition or strategic transaction may entail numerous operational and financial risks, including the risks outlined above and additionally:

●	exposure to unknown liabilities;
●	disruption of our business and diversion of our management’s time and attention in order to develop acquired products or technologies;
●	higher than expected acquisition and integration costs;
●	write-downs of assets or goodwill or impairment charges;
●	increased amortization expenses;
●	difficulty and cost in combining the operations and personnel of any acquired businesses with our operations and personnel;
●	impairment of relationships with key suppliers or customers of any acquired businesses due to changes in management and ownership; and
●	inability to retain key employees of any acquired businesses

Accordingly, although there can be no assurance that we will undertake or successfully complete any transactions of the nature described above, and any transactions that we do complete could have a material adverse effect on our business, results of operations, financial condition and prospects.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and accompanying prospectus and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus supplement and accompanying prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. These statements relate to future events or our future financial performance or condition and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These forward-looking statements include, but are not limited to, statements about:

●	Failure to obtain approval from the FDA to commercially sell our product candidates in a timely manner or at all;
●	Whether surgeons and patients in our target markets accept our product candidates, if approved;
●	The expected growth of our business and our operations, and the capital resources needed to progress our business plan;
●	Failure to scale up of the manufacturing process of our product candidates in a timely manner, or at all;
●	Failure to manufacture our product candidates at a competitive price;
●	Our ability to retain and recruit key personnel, including the development of a sales and marketing infrastructure;
●	Reliance on third party suppliers for certain components of our product candidates;
●	Reliance on third parties to commercialize and distribute our product candidates in the United States and internationally;
●	Changes in external competitive market factors;
●	Uncertainties in generating sustained revenue or achieving profitability;
●	Unanticipated working capital or other cash requirements;
●	Changes in FDA regulations, including testing procedures, of medical devices and related promotional and marketing activities;
●	Our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for, or ability to obtain, additional financing;
●	Our ability to obtain and maintain intellectual property protection for our product candidates;
●	Our ability to consummate future acquisitions or strategic transactions, including the transaction with Catheter Precision;
●	Our ability to regain compliance with the continued listing requirements of the Nasdaq Capital Market or otherwise maintain the listing of our securities on the Nasdaq Capital Market; and
●	Changes in our business strategy or an inability to execute our strategy due to unanticipated changes in the medical device industry.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus supplement and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus supplement and the accompanying prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal year ended December 31, 2019 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement and the accompanying prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus supplement. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus supplement to conform our statements to actual results or changed expectations. Any forward-looking statement you read in this prospectus supplement, accompanying prospectus or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

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USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $3.4 million based on the sale of 9,532,709 shares of Common Stock at an offering price of $0.41 per share, after deducting placement agent’s fees and commissions and estimated offering expenses payable by us (excluding the proceeds from the Purchase Warrants in the concurrent private placement and the proceeds, if any, from the exercise of the Purchase Warrants or placement agent’s warrants). We estimate that our net proceeds from this offering and the concurrent private placement of the Purchase Warrants, in the aggregate, will be $4.5 million after deducting placement agent fees and other estimated offering expenses payable by us and excluding the proceeds from the exercise of the Purchase Warrants or placement agent warrants, if any.

We currently intend to use the net proceeds to us from this offering primarily for the continued development of our two lead products, VenoValve and the CoreoGraft, and for general corporate purposes, including working capital. This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from clinical trials and any unforeseen cash needs. Additionally, as described in this prospectus supplement, we have entered into a non-binding letter of intent to merge the Company with Catheter Precision which enables us to conduct due diligence and negotiate the terms and conditions of a definitive merger agreement. In the event that the merger is consummated, it is possible that a portion of the proceeds may be utilized to conduct the business retained by us following such merger, but we currently do not have any binding agreement in place that would require us or Catheter Precision to engage in a transaction (in no event do we expect to use the proceeds as consideration for the merger with Catheter Precision). Accordingly, we will have broad discretion over the uses of the net proceeds from this offering and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending these uses, we intend to invest the net proceeds from this offering in short-term, investment-grade interest-bearing securities such as money market funds, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government.

Investors are further cautioned that the proceeds from this offering are expected to be sufficient to enable us to continue operations for only a short period of time. We expect that we will have to raise such additional funds through the sale of additional equity or equity backed securities. Any future equity or equity linked financing that we may need may not be able available on terms favorable to us or at all.

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DILUTION

If you invest in our Common Stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Common Stock immediately after this offering. Our net tangible book value of our Common Stock as of June 30, 2020 was approximately $0.4 million, or approximately $0.02 per share of Common Stock based on 23,949,333 shares outstanding at that time. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the closing on July 21, 2020 of our public offering of units consisting of shares of Common Stock and warrants to purchase Common Stock and concurrent private placement of shares of Series C Preferred Convertible Stock and warrants to purchase Common Stock for aggregate gross proceeds of approximately $5,186,000, adjusted net tangible book value as of June 30, 2020 was $5.6 million, or $0.15 per share of Common Stock.

After giving effect to the sale of 9,532,709 shares of Common Stock in this offering at an offering price of $0.41 per share of our Common Stock (without regard to the offering proceeds from the sale of the Purchase Warrants), and after deducting the estimated placement agent fees and estimated offering expenses that we will pay, and after giving effect to our July 21, 2020 public offering and concurrent private placement, our pro forma as adjusted net tangible book value as of June 30, 2020 would have been approximately $9 million, or approximately $0.19 per share of Common Stock. This represents an immediate increase in net tangible book value of $0.04 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $0.22 per share to new investors participating in this offering, as illustrated by the following table:

Offering price per share		$0.41
Historical net tangible book value per share as of June 30, 2020	$0.02
Pro forma increase in net tangible book value per share attributable to the July transactions	$0.13
Increase in pro forma net tangible book value per share attributable to this offering	$0.04
Pro form as adjusted net tangible book value per share as of June 30, 2020 after this offering		$0.19
Dilution per share to new investors		$0.22

The discussion of dilution, and the table quantifying it, assume the sale of all shares covered by this prospectus supplement and no exercise of any outstanding options or warrants or other potentially dilutive securities, including securities issued in the July transactions. The exercise of potentially dilutive securities having an exercise price less than the offering price would increase the dilutive effect to new investors.

In particular, the table above excludes the following securities as of June 30, 2020:

●	9,532,709 shares of Common Stock that may be issued upon exercise of the Purchase Warrants at an exercise price of $0.41;

●	571,962 shares of Common Stock that may be issued upon exercise of the placement agent’s warrants at an exercise price of $0.5125;

●	2,342,207 shares of our Common Stock that were then issuable upon the exercise of outstanding options with a weighted average exercise price of $4.54 per share;

●	10,951,810 shares of our Common Stock that were then issuable upon the exercise of outstanding warrants with a weighted average exercise price of $2.30; and

●	2,671,597 additional shares of our Common Stock that were then reserved for future issuance under our equity incentive plan.

To the extent that any outstanding stock options, restricted stock units, warrants or shares of convertible preferred stock are converted or exercised, new options are issued under our equity incentive plans and subsequently exercised or we issue additional shares of Common Stock in the future, there will be further dilution to new investors participating in this offering.

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PRIVATE PLACEMENT TRANSACTION

In a concurrent private placement, or the Private Placement Transaction, we are selling to purchasers of our Common Stock in this offering the Purchase Warrants to purchase an aggregate of 9,532,709 shares of our Common Stock for consideration of $0.125 per Purchase Warrant.

The Purchase Warrants and the shares of our Common Stock issuable upon the exercise of the Purchase Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, purchasers may only sell shares of Common Stock issued upon exercise of the Purchase Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Exercisability. The Purchase Warrants are exercisable on the date of issuance, and at any time thereafter up to seven years from the initial exercise date, at which time any unexercised Purchase Warrants will expire and cease to be exercisable. The Purchase Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the Purchase Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. Beginning six months from the closing date, if a registration statement registering the issuance of the shares of Common Stock underlying the Purchase Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Purchase Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Purchase Warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a Purchase Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Purchase Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The Purchase Warrants will have an exercise price of $0.41 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Purchase Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Purchase Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Purchase Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Purchase Warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Purchase Warrants with the same effect as if such successor entity had been named in the Purchase Warrant itself. If holders of our Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Purchase Warrant following such fundamental transaction. Notwithstanding anything to the contrary, in the event of a fundamental transaction, the holder will have the right to require us or a successor entity to repurchase its warrants at the Black Scholes value by paying the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock of the Company in connection with the fundamental transaction; provided, however, that if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of its warrants, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Purchase Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Purchase Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Purchase Warrant.

Resale/Registration Rights. We are required by November 6, 2020 to file a registration statement providing for the resale of the shares of Common Stock issued and issuable upon the exercise of the Purchase Warrants.

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PLAN OF DISTRIBUTION

Ladenburg Thalmann & Co. Inc. has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated October 7, 2020. We refer to Ladenburg Thalmann & Co. Inc. as the placement agent. The placement agent is not purchasing or selling any of the shares of our Common Stock offered by this prospectus supplement, nor are they required to arrange the purchase or sale of any specific number or dollar amount of shares of our Common Stock, but has agreed to use its reasonable best efforts to arrange for the sale of all of the shares of our Common Stock offered hereby. Therefore, we will enter into a securities purchase agreement directly with investors in connection with this offering and we may not sell the entire amount of shares of our Common Stock offered pursuant to this prospectus supplement. We will make offers only to a limited number institutional accredited investors. Ladenburg Thalmann & Co. Inc. is also acting as placement agent for the private placement transaction and is being paid a fee related to the placement of the Purchase Warrants.

Pursuant to the terms of the placement agent agreement with Ladenburg Thalmann & Co. Inc., Ladenburg Thalmann & Co. Inc. will have exclusivity with respect to any financings of the Company through the term of its engagement which ends on June 2021. We have also granted the placement agent a right of first refusal in connection with offerings of our securities after the expiration of the term (see “Other Relationships” below).

We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make in respect thereof.

Pursuant to the terms of the securities purchase agreement, from the date hereof until the earlier of (i) 50 days after the closing date of this offering and (ii) the date on which the Common Stock closes on the Nasdaq Capital Market at a closing price at or above $1.00, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or file any registration statements, subject to certain exceptions set forth in the securities purchase agreement.

In addition, we have also agreed with the purchasers of our Common Stock and the Purchase Warrants that from the date of this prospectus supplement until six months after the closing date of this offering, that we will not effect or enter into an agreement to effect a “Variable Rate Transaction” as defined in the securities purchase agreement to be entered into with each purchaser.

Fees and Expenses

We have agreed to pay the placement agent a placement agent fee equal to 8.0% of the aggregate purchase price of the shares of our Common Stock sold in this offering. The following table shows the per share and total cash placement agent fees we will pay to the placement agent in connection with the sale of the shares of our Common Stock offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the shares offered hereby.

	Per Share	Total
Offering price	$0.41	$3,918,410.69
Placement agent’s fees	$0.0328	$312,672.86
Proceeds, before expenses, to us	$0.3772	$3,595,737.83

In addition, the placement agent will receive a fee equal to 8% of the aggregate purchase price of the Purchase Warrants in the concurrent private placement. We will also pay the placement agent a management fee of 1.5% of the total gross proceeds in this offering and the concurrent private placement. We have also agreed to reimburse the placement agent’s actual out-of-pocket expenses up to $80,000, in the aggregate.

We estimate that the total expenses of the offering payable by us, excluding the placement agent’s fees and reimbursable expenses, will be approximately $85,000.

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We have agreed to issue to the Placement Agent warrants (the “Placement Agent’s Warrants”) to purchase up to 571,962 shares of our common stock which represents 6.0% of the number of shares of common stock being sold in this offering. The Placement Agent’s Warrants will have a term of five years from the commencement of sales in the offering and an exercise price equal to $0.5125 per share, which represents 125% of the offering price for the shares of Common Stock sold in this offering. Pursuant to FINRA Rule 5110(g), the Placement Agent’s Warrants and any shares issued upon exercise of the Placement Agent’s Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the Placement Agent or related persons does not exceed 1.0% of the securities being offered; (iv) that is beneficially owned on a pro rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

Lock-up Agreements

Our officers and directors have agreed with the representative to be subject to a lock-up period of 90 days following the date of this prospectus supplement. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of our Common Stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions.

Other Relationships

Pursuant to the terms of our engagement with the placement agent, the placement agent has been granted the opportunity to participate as a sole bookrunner or exclusive placement agent in respect of such financing on terms and conditions mutually acceptable to the Company and placement agent for a period ending 12 months after the term of the placement agent’s engagement with the Company. Should the company deem it advisable to engage a co-manager or co-agent to work with the placement agent, the placement agent and the Company shall work together to select such co-manager or co-agent mutually acceptable to the placement agent.

Pursuant to an agreement with Spartan Capital Securities LLC (“Spartan”), in connection with this offering, we are obligated to pay to Spartan a six percent (6%) cash placement fee and a six percent (6%) warrant placement fee to the extent any prior investor introduced by Spartan, or any such investor’s affiliates, participates in this offering.

General

The placement agent may be deemed to be an underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent or by an affiliate. Other than this prospectus supplement and the accompanying prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agent agreement (or engagement agreement) and the securities purchase agreement. A copy of the placement agent agreement and securities purchase agreement with the purchasers is included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Information Incorporated by Reference” and “Where You Can Find More Information.”

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The placement agent may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “HJLI.”

S-17

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus supplement has been passed upon for us by Ellenoff Grossman & Schole LLP. Sheppard, Mullin, Richter & Hampton LLP, New York, New York is acting as counsel for the placement agent in connection with the shares offered hereby.

EXPERTS

The financial statements, incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Common Stock being offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the Common Stock offered by this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. We maintain a website at http://www.hancockjaffe.com. You may access our annual reports on Form 10-K, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus supplement.

INCORPORATION OF CERTAIN information BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement. We are incorporating by reference the documents listed below, which we have already filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2019, filed on March 18, 2020;

●	our Current Reports on Form 8-K filed on March 2, 2020, March 25, 2020, April 3, 2020, April 10, 2020, April 20, 2020, April 28, 2020, May 15, 2020, June 3, 2020, June 15, 2020, July 21, 2020, September 16, 2020 and October 8, 2020 (except for information contained therein which is furnished rather than filed); and

●	The description of our Common Stock contained in our Registration Statement on Form 8-A, filed on May 25, 2018 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our Common Stock contained in the section entitled “Description of Securities” in our Registration Statement on Form S-1 (File No. 333-220372), as initially filed with the SEC on September 7, 2017, as amended, and any amendment or report filed with the SEC for purposes of updating such description.

S-18

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports or portions of current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering of all of the securities covered by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document that we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered a copy of the documents incorporated by reference into this prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost by writing or telephoning us at the following address:

Hancock Jaffe Laboratories, Inc.

70 Doppler

Irvine, California 92618,

attention: Corporate Secretary

Telephone: (949) 261-2900

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

S-19

Prospectus

$75,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

SUBSCRIPTION RIGHTS

DEBT SECURITIES

UNITS

●	common stock;
●	preferred stock;
●	warrants to purchase our securities;
●	subscription rights to purchase any of the foregoing securities;
●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or
●	units comprised of, or other combinations of, the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

Our common stock is quoted on The NASDAQ Capital Market under the symbol “HJLI.” The last reported sale price of our common stock on The NASDAQ Capital Market on April 6, 2020 was $0.28 per share. The aggregate market value of our outstanding common stock held by non-affiliates is approximately $13,659,380 based on 19,132,138 shares of outstanding common stock, of which 19,104,028 shares are held by non-affiliates, and a per share price of $0.715 which was the closing sale price of our common stock as quoted on The NASDAQ Capital Market on March 2, 2020. During the 12 calendar month period that ends on, and includes, the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

If we decide to seek a listing of any preferred stock warrants, subscriptions rights, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 8 and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 16, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of Hancock Jaffe Laboratories, Inc.

1

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. These statements relate to future events or our future financial performance or condition and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These forward-looking statements include, but are not limited to, statements about:

●	failure to obtain U.S. Food and Drug Administration (“FDA”) approval to commercially sell our product candidates in a timely manner or at all;
●	whether surgeons and patients in our target markets accept our product candidates, if approved;
●	the expected growth of our business and our operations, and the capital resources needed to progress our business plan;
●	failure to scale up of the manufacturing process of our product candidates in a timely manner, or at all;
●	failure to manufacture our product candidates at a competitive price;
●	our ability to retain and recruit key personnel, including the development of a sales and marketing infrastructure;
●	reliance on third party suppliers for certain components of our product candidates;
●	reliance on third parties to commercialize and distribute our product candidates in the United States and internationally;
●	changes in external competitive market factors;
●	uncertainties in generating sustained revenue or achieving profitability;
●	unanticipated working capital or other cash requirements;
●	changes in FDA regulations, including testing procedures, of medical devices and related promotional and marketing activities;
●	our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for, or ability to obtain, additional financing;
●	our ability to obtain and maintain intellectual property protection for our product candidates;
●	our ability to regain compliance with the continued listing requirements of the Nasdaq Capital Market or otherwise maintain the listing of our securities on the Nasdaq Capital Market; and
●	changes in our business strategy or an inability to execute our strategy due to unanticipated changes in the medical device industry.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended December 31, 2019 and 2018 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations. Any forward-looking statement you read in this prospectus, any prospectus supplement or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

2

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” the “Company,” “HJLI” or similar terminology means Hancock Jaffe Laboratories, Inc.

Overview

Hancock Jaffe Laboratories, Inc. is a medical device company developing tissue based solutions that are designed to be life sustaining or life enhancing for patients with cardiovascular disease, and peripheral arterial and venous disease. The Company’s products are being developed to address large unmet medical needs by either offering treatments where none currently exist or by substantially increasing the current standards of care. Our two lead products which we are developing are: the VenoValve®, a porcine based device to be surgically implanted in the deep venous system of the leg to treat a debilitating condition called chronic venous insufficiency (“CVI”); and the CoreoGraft®, a bovine based conduit to be used to revascularize the heart during coronary artery bypass graft (“CABG”) surgeries. Both of our current products are being developed for approval by the U.S. Food and Drug Administration (“FDA”). We currently receive tissue for development of our products from one domestic supplier and one international supplier. Our current business model is to license, sell, or enter into strategic alliances with large medical device companies with respect to our products, either prior to or after FDA approval. Our current senior management team has been affiliated with more than 50 products that have received FDA approval or CE marking. We currently lease a 14,507 sq. ft. manufacturing facility in Irvine, California, where we manufacture products for our clinical trials and which has previously been FDA certified for commercial manufacturing of product.

Each of our product candidates will be required to successfully complete clinical trials and other testing to demonstrate the safety and efficacy of the product candidate before it will be approved by the FDA. The completion of these clinical trials and testing will require a significant amount of capital and the hiring of additional personnel.

Products

VenoValve

Background

Chronic venous disease (“CVD”) is the world’s most prevalent chronic disease. CVD is generally classified using a standardized system known as CEAP (clinical, etiological, anatomical, and pathophysiological). The CEAP system consists of seven clinical classifications (C0 to C6) with C5 to C6 being the most severe cases of CVD.

Chronic Venous Insufficiency (“CVI”) is a subset of CVD and is generally used to describe patients with C4 to C6 CVD. CVI is a condition that affects the venous system of the leg causing pain, swelling, edema, skin changes, and ulcerations. The venous vasculature of the human leg includes the superficial venous system, the deep vein system, and the perforator system which connects the superficial veins and deep veins. In order for blood to return to the heart from the foot, ankle, and lower leg, the calf muscle pushes the blood up the veins of the leg and through a series of one-way valves. Each valve is supposed to open as blood passes through, and then close as blood moves up the leg to the next valve. CVI has two primary causes: obstruction, which occurs when a blood clot in the veins of the leg hardens and prevents the free flow of blood; and valvular incompetence which is usually the result of injury to the valves from blood clots, which occurs when the one-way valves in the leg do not close as they should, causing blood to flow in the wrong direction (reflux) and to pool in the lower leg, resulting in increased venous pressure (venous hypertension). CVI can occur in the superficial vein system, the deep vein system, or in both. The initial version of the VenoValve is being developed to treat CVI resulting from valvular incompetence in the deep vein system of the leg.

Estimates indicate that approximately 4.8 million people in the U.S. have C5 to C6 CVI including patients that develop venous leg ulcers from CVI (C6 patients). Over one million new severe cases of CVI occur each year in the U.S., mostly from patients who have experienced a deep vein thrombosis (blood clot). Of those patients suffering from severe CVI, approximately 55% (2.4 million) have reflux in the deep vein system, or both the deep vein system and the superficial vein system. The average patient seeking treatment of a venous ulcer spends as much as $30,000 a year on wound care, and the total direct medical costs from venous ulcer sufferers in the U.S. has been estimated to exceed $38 billion a year. Aside from the direct medical costs, severe CVI sufferers experience a significantly reduced quality of life. Daily activities such as preparing meals, housework, and personal hygiene (washing and bathing) become difficult due to reduced mobility. For many severe CVI sufferers, intense pain, which frequently occurs at night, prevents patients from getting adequate sleep. Severe CVI sufferers are known to miss about 40% more work days than the average worker. A high percentage of venous ulcer patients also experience severe itching, leg swelling, and an odorous discharge. Wound dressing changes which occur several times a week can be extremely painful. In addition, venous ulcers are very difficult to heal, and a significant percentage of venous ulcers remain unhealed for more than a year. Even if healed, recurrence rates for venous ulcers are known to be high (20% to 40%) within the first year.

3

The Opportunity

The VenoValve is a porcine based valve developed at HJLI to be implanted in the deep vein system of the leg to treat CVI. CVI occurs when the valves in the veins of the leg fail, causing blood to flow backwards and pool in the lower leg and ankle. The backwards flow of the blood is called reflux. Reflux results in increased pressure in the veins of the leg, known as venous hypertension. Venous hypertension leads to swelling, discoloration, severe pain, and open sores called venous ulcers. By reducing reflux, and lowering venous hypertension, the VenoValve has the potential to reduce or eliminate the symptoms of deep venous, severe CVI, including venous leg ulcers. The VenoValve is designed to be surgically implanted into the patient on an outpatient basis via a 5 to 6 inch incision in the upper thigh.

There are presently no FDA approved medical devices to address valvular incompetence, or effective treatments for deep venous CVI. Current treatment options include compression garments, or constant leg elevation. These treatments are generally ineffective for patients with severe deep venous CVI, as they attempt to alleviate the symptoms of CVI without addressing the underlying causes of the disease. In addition, we believe that compliance with compression garments and leg elevation is extremely low, especially among the elderly. Valve transplants from other parts of the body have been attempted, but with very-poor results. Many attempts to create substitute valves have also failed, usually resulting in early thromboses. The premise behind the VenoValve is that by reducing the underlying causes of CVI, reflux and venous hypertension, the debilitating symptoms of CVI will decrease, resulting in improvement in the quality of the lives of CVI sufferers.

There are approximately 2.4 million people in the U.S. that suffer from severe deep venous CVI due to valvular incompetence. The average person with a venous ulcer spends approximately $30,000 per year on wound care, resulting in approximately $38 billion of direct medical costs. For those venous ulcers that do heal, there is a 20% to 40% recurrence rate within one year.

Clinical Status

After consultation with the FDA, as a precursor to the U.S. pivotal trial, we are conducting a small first-in-man study for the VenoValve in Colombia. The first phase of the first-in-man Colombian trial included 10 patients. In addition to providing safety and efficacy data, the purpose of the first-in-man study is to provide proof of concept, and to provide valuable feedback to make any necessary product modifications or adjustments to our surgical implantation procedures for the VenoValve prior to conducting the U.S. pivotal trial. In December of 2018, we received regulatory approval from Instituto Nacional de Vigilancia de Medicamentos y Alimentos (“INVIMA”), the Colombian equivalent of the FDA. On February 19, 2019, we announced that the first VenoValve was successfully implanted in a patient in Bogota. Between April of 2019 and December of 2019, we successfully implanted VenoValves in 9 additional patients, completing the implantations for the first phase of the Colombian first-in-man study. Endpoints for the VenoValve first-in-man study include reflux, measured by doppler, a VCSS score used by the clinician to measure disease severity, and a VAS score used by the patient to measure pain.

On March 4, 2020, Dr. Jorge Hernando Ulloa, the Primary Investigator for the Company’s first-in-man VenoValve study in Colombia, presented updated VenoValve data at the 32nd Annual American Venous Forum meeting on Amelia Island, Florida. Dr. Ulloa’s presentation included data on eight VenoValve patients that are six months post VenoValve surgery (including one patient that is one year post surgery), two patients that are 90 days post-surgery, and one patient that is 60 days post-surgery. For the first patient to receive the VenoValve who is now one year post surgery, Reflux has improved 73% and is now normal, the severity of her CVI has improved 94%, and her pain has improved 75%. This patient showed continued improvement between her six month and one year visits. Because proper directional blood flow in the leg has been restored on a long term basis, the venous system has normalized and there are barely any manifestations of the disease for that patient. Overall, VenoValves have been implanted in 11 patients in Colombia. Across all 11 patients and when comparing pre-operative levels to data recorded at their most recent office visits, Reflux, VCSS Scores, and VAS scores have improved 51%, 61%, and 65% respectively. That includes one patient who is currently occluded, and whose VenoValve is currently not functioning as intended. VenoValve safety incidences have been unchanged since last reported, and include one (1) fluid pocket (which was as aspirated), intolerance from Coumadin anticoagulation therapy, and two (2) minor wound infections (treated with antibiotics).

HJLI has begun preparing for Pre-Investigational Device Exemption (“IDE”) discussions with the FDA and to file its IDE application seeking approval for the U.S. pivotal trial.

4

CoreoGraft

Background

Heart disease is the leading cause of death among men and women in the U.S. accounting for about 1 in every 4 deaths. Coronary heart disease is the most common type of heart disease, killing over 370,000 people each year. Coronary heart disease occurs when arteries around the heart become blocked or occluded, in most cases by plaque. Although balloon angioplasty with or without cardiac stents have become the norm if one or two arteries are blocked, coronary artery bypass surgery remains the treatment of choice for patients with multiple blocked arteries. Approximately 200,000 coronary artery bypass graft (“CABG”) surgeries take place each year in the U.S. In the U.S., CABG surgeries are the most commonly performed cardiac procedure. CABG surgeries alone account for 55% of all cardiac surgeries, and CABG surgeries when combined with valve replacement surgeries account for approximately 62% of all cardiac surgeries. The next largest category accounts for 10% of cardiac surgeries. The number of CABG surgeries are expected to increase as the population continues to age. On average, three grafts are used for each CABG surgery.

Although CABG surgeries are invasive, improved surgical techniques over the years have lowered the fatality rate from CABG surgeries to between 1% and 3% prior to discharge from the hospital. Arteries around heart are accessed via an incision along the sternum known as a sternotomy. Once the incision is made, the sternum (chest) is divided (“cracked”) to access the heart and its surrounding arteries.

CABG surgery is relatively safe and effective. In most instances, doctors prefer to use the left internal memory artery (“LIMA”), an artery running inside the ribcage and close to the sternum, to re-vascularize the left side of the heart. Use of the LIMA to revascularize the left descending coronary artery (known as the “widow maker”) has become the gold standard for revascularizing the left side of the heart during CABG surgeries. For the right side of the heart, and where additional grafts are needed on the left side, the current standard of care is to harvest the saphenous vein from the patient’s leg to be dissected into pieces and used as bypass grafts around the heart. Unfortunately, saphenous vein grafts (“SVGs”) are not nearly as effective as the LIMA for revascularizing the heart. In fact, SVGs continue to be the weak link for CABG surgeries.

The saphenous vein harvest procedure is itself invasive. Either a long incision is made along the inner leg of the patient to harvest the vein, or the saphenous vein is extracted endoscopically. Regardless of the type of bypass procedure, bypass graft harvest remains an invasive and complication prone aspect of the CABG procedure. Present standard-of-care complications are described in recent published reports in major medical journals. The percentage of complications from the harvest procedure can be as high as 24%. This is mainly due to non-healing of the saphenous wound or development of infection in the area of the saphenous vein harvest site.

While the LIMA is known for excellent short term and long term patency rates, studies indicate that between 10% and 40% percent of SVGs that are used as conduits for CABG surgeries fail within the first year after the CABG surgery. A significant percentage fail within the first 30 days. At 10 years, the SVGs failure rate can be as high as 75%. When a graft fails, it becomes blocked or occluded, depriving the heart of blood flow. Mortality during the first year after bypass graft failure is very high, between 5% and 9%. For purposes of comparison, a 3% threshold is considered to be a high cardiac risk. In fact, a relatively recent study in Denmark has reported that mortality rates at 8 to 10 years after CABG surgery are as high as 60% to 80%. While a life expectancy of 8 to 10 years following CABG surgery may have been acceptable in the past, expectations have changed and with people now generally living longer, additional focus is now being placed on extending life expectancies following CABG surgeries.

Researchers have determined that there are two main causes of SVGs failure: size mismatch, and a thickening of the interior of the SVGs that begins immediately following the harvest procedure. Size mismatch occurs because the diameter of SVGs is often significantly larger than the diameter of the coronary arteries around the heart. This size mismatch causes flow disturbances, leading to graft thromboses and graft failure. The thickening of the cell walls of SVGs occur when a layer of endothelial cells on the inner surface of the SVGs are disturbed beginning at the harvesting procedure, starting a chain reaction which causes the cells to thicken and the inside of the graft to narrow, resulting in blood clots and graft failure.

The Opportunity

The CoreoGraft is a bovine based off the shelf conduit that could potentially be used to revascularize the heart during CABG surgery, instead of harvesting the saphenous vein from the patient’s leg. In addition to avoiding the invasive and painful SVGs harvest process, HJLI’s CoreoGraft more closely matches the size of the coronary arteries around the heart, eliminating graft failures that occur due to size mismatch. In addition, with no graft harvest needed, the CoreoGraft could also reduce or eliminate the inner thickening that burdens and leads to failure of the SVGs. It has been reported that SVGs have failure rates as high as 10% to 40% within one year of implantation when used as grafts for CABG surgery.

In addition to providing a potential alternative to SVGs, the CoreoGraft could be used when making grafts from the patients’ own arteries and veins is not an option. For example, patients with systemic arterial and vascular disease often do not have suitable vessels to be used as grafts. For other patients, such as women who have undergone radiation treatment for breast cancer and have a higher incidence of heart disease, using the LIMA may not be an option if the LIMA was damaged by radiation during breast cancer treatment. Another example are patients undergoing a second CABG surgery. Due in large part to early SVGs failures, patients may need a second CABG surgery. If the SVGs were used for the first CABG surgery, the patient may have insufficient veins to harvest. While the CoreoGraft may start out as a product for patients with no other options, if the CoreoGraft establishes good short term and long term patency rates, it could become the graft of first choice for all CABG patients in addition to the LIMA.

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Approximately 200,000 CABG surgeries are performed each year in the U.S., representing more than 55% of all cardiac surgeries and accounting for between $15 Billion and $25 Billion in annual expenditures. With an average of three grafts used per surgery, we believe the potential U.S. addressable market for the CoreoGraft to be more than $2 Billion per year. There are currently no FDA approved prosthetic grafts for CABG surgeries.

Clinical Status

In January of 2020, we announced the results of a six month, nine sheep, animal feasibility study for the CoreoGraft. Bypasses were accomplished by attaching the CoreoGrafts from the ascending aorta to the left anterior descending artery, and surgeries were preformed both on-pump and off-pump. Partners for the feasibility study included the Texas Heart Institute, and American Preclinical Services.

Test subjects were evaluated via angiograms and flow monitors during the study, and a full pathology examination of the CoreoGrafts and the surrounding tissue was performed post necropsy.

The results from the feasibility study demonstrated that the CoreoGrafts remained patent (open) and fully functional at 30, 90, and 180 day intervals after implantation. In addition, pathology examinations of the grafts and surrounding tissue at the conclusion of the study showed no signs of thrombosis, infection, aneurysmal degeneration, changes in the lumen, or other problems that are known to plague and lead to failure of SVGs.

In addition to exceptional patency, pathology examinations indicated full endothelialization for grafts implanted for 180 days both throughout the CoreoGrafts and into the left anterior descending arteries. Endothelium is a layer of endothelial cells that naturally exist throughout healthy veins and arteries that acts as a barrier between blood and the surrounding tissue, which helps promote the smooth passage of blood. Endothelium are known to produce a variety anti-clotting and other positive characteristics that are essential to healthy veins and arteries. The presence of full endothelialization within the longer term CoreoGrafts indicates that the graft is being accepted and assimilated in a manner similar to natural healthy veins and arteries that exist throughout the vascular system and is an indication of long-term biocompatibility.

Since we believe the results of the CoreoGraft feasibility study were positive, HJLI will now explore the possibility of conducting a first-in-man study outside of the U.S., where the CoreoGrafts would be implanted and tested in humans.

Our Competitive Strengths

We believe we will offer the cardiovascular device market a compelling value proposition with the launch of our two product candidates, if approved, for the following reasons:

●	We have extensive experience of proprietary processing and manufacturing methodology specifically applicable to the design, processing, manufacturing and sterilization of our biologic tissue devices. We believe that our patents, which cover certain aspects of our devices and the processing methods of biologic valvular tissue as a “bioprosthetic” device, may provide an advantage over potential competitors.
●	We operate a 14,507 square foot manufacturing facility in Irvine, California. Our facility is designed expressly for the manufacture of Class III tissue based implantable medical devices and is equipped for research and development, prototype fabrication, current good manufacturing practices, or cGMP, and manufacturing and shipping for Class III medical devices, including biologic cardiovascular devices.
●	We have attracted senior executives who are experienced in research and development and who have worked on over 50 medical devices that have received FDA approval or CE marking. We also have the advantage of an experienced board of directors and scientific advisory board who will provide guidance as we move towards market launch.

Intellectual Property

We possess an extensive proprietary processing and manufacturing methodology specifically applicable to the design, processing, manufacturing and sterilization of biologic devices. This includes FDA compliant quality control and assurance programs, proprietary tissue processing technologies demonstrated to eliminate recipient immune responses, trusted relationship with abattoir suppliers, and a combination of tissue preservation and gamma irradiation that enhances device functions and guarantees sterility. We have filed patent applications for our VenoValve product and Implantable Vein Frame Two product with the U.S. Patent and Trademark Office though there is no assurance that patents will be issued. We also are working on new developments for our CoreoGraft product and expect to be filing for patent protection on that product as well.

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Risks Associated with Our Business

Our business is subject to many significant risks, as more fully described in the section entitled “Risk Factors” immediately following this prospectus summary. You should read and carefully consider these risks, together with the risks set forth under the section entitled “Risk Factors” and all of the other information in this prospectus, including the financial statements and the related notes included elsewhere in this prospectus, before deciding whether to invest in our common stock. If any of the risks discussed in this prospectus actually occur, our business, financial condition or operating results could be materially and adversely affected. In particular, our risks include, but are not limited to, the following:

●	failure to obtain FDA approval to commercially sell our product candidates in a timely manner or at all;
●	whether surgeons and patients in our target markets accept our product candidates, if approved;
●	our ability to retain and recruit key personnel;
●	reliance on third party suppliers for certain components of our product candidates;
●	unanticipated working capital or other cash requirements;
●	changes in FDA regulations, including testing procedures, of medical devices;
●	our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for, or ability to obtain, additional financing;
●	our ability to obtain and maintain intellectual property protection for our product candidates;
●	changes in our business strategy or an inability to execute our strategy due to unanticipated changes in the medical device industry; and
●	adverse impact of the coronavirus pandemic.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. These provisions include, but are not limited to:

●	being permitted to have only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure;
●	an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;
●	reduced disclosure about executive compensation arrangements in our periodic reports, registration statements and proxy statements; and
●	exemptions from the requirements to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, the JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We chose to “opt out” of this provision. We will remain an emerging growth company until the earliest of (i) the end of the fiscal year following the fifth anniversary of the completion of our initial public offering, (ii) the first fiscal year after our annual gross revenues exceed $1.07 billion, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year.

Corporate Information

We were incorporated in Delaware on December 22, 1999. Our principal executive offices are located at 70 Doppler, Irvine, California, 92618, and our telephone number is (949) 261-2900. Our corporate website address is www.hancockjaffe.com. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the following risk factors, together with the other risk factors we describe in any prospectus supplement and in any related free writing prospectus for a specific offering of securities, as well as those incorporated by reference into this prospectus or such prospectus supplement. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

Risks Related to the Coronavirus

The coronavirus pandemic has significantly negatively impacted our business.

The coronavirus pandemic has disrupted the global economy and has negatively impacted large populations including people and businesses that may be directly or indirectly involved with the operation of our company and the manufacturing, development, and testing of our product candidates. The full scope and economic impact of the coronavirus is still unknown and there are many risks from the coronavirus that could generally and negatively impact economies and healthcare providers in the countries where we do business, the medical device industry as a whole, and development stage, pre-revenue companies such as HJLI. At this time, we have identified the following coronavirus related risks that we believe have a greater likelihood of negatively impacting our company specific, including, but not limited to:

●	Federal, State and local shelter-in-place directives which limit our employees from accessing our facility to manufacture, develop and test our product candidates.
●	Travel restrictions and quarantine requirements which prevent us from initiating and continuing animal studies and patient trial both inside and outside of the United States.
●	The burden on hospitals and medical personnel resulting in the cancellation of non-essential medical procedures such as surgical procedures needed to implant our product candidates for pre-clinical and clinical trials.
●	Delays in the procurement of certain supplies and equipment that are needed to develop and test our product candidates.
●	Erosion of the capital markets which make it more difficult to obtain the financing that we need to fund and continue our operations.
●	Potential back-log at regulatory agencies such as the FDA which may result in delays in obtaining regulatory approvals.
●	Travel restrictions which prevent patients from participating and continuing the participation in clinical trials.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes, which includes, without limitation, the continued development of our two lead products, VenoValve and the CoreoGraft, and working capital. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, rights to purchase and subscriptions. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or
●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

●	the terms of the offering;
●	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
●	the offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;
●	any delayed delivery requirements;
●	any over-allotment options under which underwriters may purchase additional securities from us;
●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
●	any discounts or concessions allowed or re-allowed or paid to dealers; and
●	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;
●	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

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Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is quoted on The NASDAQ Capital Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on The NASDAQ Capital Market may engage in passive market making transactions in our common stock on The NASDAQ Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

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DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our certificate of incorporation and our bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The total number of shares of capital stock we are authorized to issue is 60,000,000 shares, of which (a) 50,000,000 are common stock and (b) 10,000,000 are preferred stock.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $75,000,000 in the aggregate of:

●	common stock;
●	preferred stock;
●	warrants to purchase our securities;
●	subscription rights to purchase our securities;
●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or
●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of April 6, 2020, there were 19,132,138 shares of common stock issued and outstanding, held of record by approximately 109 stockholders. Subject to preferential rights with respect to any outstanding preferred stock, all outstanding shares of common stock are of the same class and have equal rights and attributes. Under the terms of certificate of incorporation, holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as our board of directors from time to time may determine. Our common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of our common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our certificate of incorporation empowers our board of directors, without action by our shareholders, to issue up to 10,00,000 shares of preferred stock from time to time in one or more series, which preferred stock may be offered by this prospectus and supplements thereto. As of April 6, 2020, there were no shares of preferred stock designated, issued or outstanding. Our board may fix the rights, preferences, privileges, and restrictions of our authorized but undesignated preferred shares, including:

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;
●	the number of shares we are offering;
●	the liquidation preference per share;

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●	the purchase price;
●	the dividend rate, period and payment date and method of calculation for dividends;
●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
●	any contractual limitations on our ability to declare, set aside or pay any dividends;
●	the procedures for any auction and remarketing, if any;
●	the provisions for a sinking fund, if any;
●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
●	any listing of the preferred stock on any securities exchange or market;
●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
●	voting rights, if any, of the preferred stock;
●	preemptive rights, if any;
●	restrictions on transfer, sale or other assignment, if any;
●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;
●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;
●	the price or prices at which the warrants will be issued;
●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;
●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
●	the aggregate number of warrants;
●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;
●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;
●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;
●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
●	the maximum or minimum number of warrants that may be exercised at any time;
●	information with respect to book-entry procedures, if any; and
●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;
●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;
●	the exercise price;
●	the conditions to completion of the rights offering;
●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

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Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;
●	any limit on the aggregate principal amount of debt securities of such series;
●	the percentage of the principal amount at which the debt securities of any series will be issued;
●	the ability to issue additional debt securities of the same series;
●	the purchase price for the debt securities and the denominations of the debt securities;
●	the specific designation of the series of debt securities being offered;
●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;
●	the basis for calculating interest;
●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
●	the duration of any deferral period, including the period during which interest payment periods may be extended;
●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;
●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;
●	the rate or rates of amortization of the debt securities;
●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;
●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;
●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;
●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;
●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;
●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;
●	any restriction or condition on the transferability of the debt securities of a particular series;
●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;
●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;
●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;
●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;
●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
●	what subordination provisions will apply to the debt securities
●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;
●	whether we are issuing the debt securities in whole or in part in global form;
●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
●	the depositary for global or certificated debt securities, if any;

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●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;
●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;
●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;
●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;
●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);
●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;
●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and
●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest a t a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;
●	identification and description of the separate constituent securities comprising the units;
●	the price or prices at which the units will be issued;
●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
●	a discussion of certain United States federal income tax considerations applicable to the units; and
●	any other material terms of the units and their constituent securities.

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Delaware Anti-Takeover Law and Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Some provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL. Section 203 generally prohibits a publicly traded corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or
●	at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 % of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;
●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

●	the owner of 15% or more of the outstanding voting stock of the corporation;
●	an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or
●	the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Our certificate of incorporation and bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Undesignated Preferred Stock

The ability of our board of directors, without action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

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Stockholder Meetings

Our certificate of incorporation and bylaws provide that a special meeting of stockholders may be called only by our chairman of the board, chief executive officer or president, or by a resolution adopted by a majority of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of Stockholder Action by Written Consent

Our certificate of incorporation and bylaws eliminate the right of stockholders to act by written consent without a meeting.

Removal of Directors

Our certificate of incorporation provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of not less than two-thirds of the total voting power of all of our outstanding voting stock then entitled to vote in the election of directors.

Stockholders Not Entitled to Cumulative Voting

Our certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Choice of Forum

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our certificate of incorporation or our bylaws; any action to interpret, apply, enforce, or determine the validity of our certificate of incorporation or bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Amendment Provisions

The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock, would require approval by holders of at least two thirds of the total voting power of all of our outstanding voting stock.

The provisions of the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

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FORMS OF SECURITIES

Each security may be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

The specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments to holders with respect to securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees, the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other payment or distribution to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements of Hancock Jaffe Laboratories, Inc. as of December 31, 2019 and 2018 and for each of the years ended December 31, 2019 and 2018 have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in this prospectus and registration statement in reliance upon the report (which report includes an explanatory paragraph relating to our ability to continue as a going concern) of Marcum LLP, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1.	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 18, 2020;
2.	Our Current Reports on Form 8-K filed with the SEC on March 2, 2020, March 25, 2020 and April 3, 2020; and
3.	The description of our common stock contained in our Registration Statement on Form 8-A, filed on May 25, 2018 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in the section entitled “Description of Securities” in our Registration Statement on Form S-1 (File No. 333-220372), as initially filed with the SEC on September 7, 2017, as amended, and any amendment or report filed with the SEC for purposes of updating such description.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may requests, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting the Company at Hancock Jaffe Laboratories, Inc., at 70 Doppler, Irvine, California 92618, attention: Corporate Secretary. Our telephone number is (949) 261-2900. Information about us is also available at our website at http://www.hancockjaffe.com/. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

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You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

9,532,709 Shares of Common Stock

PROSPECTUS SUPPLEMENT

October 7, 2020

Ladenburg Thalmann